SIRICOMM, INC.’S WIRELESS NETWORK SERVICE

HAS BEEN DISCONNECTED

JOPLIN, Mo., November 20, 2007, - SiriCOMM, Inc. (OTC Bulletin Board: SIRC) today announced that ViaSat, Inc., SiriCOMM’s core network and internet provider turned off the connectivity between the SiriCOMM network nodes, effectively disabling SiriCOMM’s entire wireless network. The network will remain inactive pending resolution of certain key issues, including non-payment. “We are very disappointed at the actions taken by ViaSat and we are continuing to work diligently to remedy the situation.” said Mark Grannell, President and CEO of SiriCOMM, Inc.

About SiriCOMM

SiriCOMM is an application service provider specializing in wireless Internet connectivity and productivity applications tailored to the transportation industry. By providing both network access and a robust application host platform, SiriCOMM delivers a responsive and convenient way for all industry stakeholders to interact with information needed on a regular basis. The company uses Wi-Fi technologies to create hot spots at locations convenient to highway travel. More information including network locations is available at http://www.siricomm.com.

Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM’s products, increased levels of competition for the company, new products and technological changes, SiriCOMM’s dependence on third-party with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

SOURCE SiriCOMM, Inc.

/CONTACT: John Hillring, CFO of SiriCOMM, Inc., +1-417-626-9971, info@siricomm.com

/Web site: http://www.siricomm.com